Exhibit 10.24

ELEVENTH AMENDMENT AGREEMENT

THIS ELEVENTH AMENDMENT AGREEMENT (this “Agreement”), is dated as of May 21, 2008 by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, Q.E.P. - O’TOOL, INC., a corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway, NW, Suite A, Boca Raton, Florida, 33437, MARION TOOL CORPORATION, a corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS HOLDING INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS COMPANY CANADA LIMITED, an entity organized in Ontario, Canada with its chief executive office and principal place of business at 2070 Steeles Avenue, Bramalea, Ontario, Canada L6T1A7, Q.E.P. STONE HOLDINGS, INC., a Florida corporation with a place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, Q.E.P. ZOCALIS HOLDING L.L.C., a Delaware limited liability company with a place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, BOIARDI PRODUCTS CORPORATION, an Ohio corporation, with its chief executive office and principal place of business at 453 Main Street, Little Falls, New Jersey 07424, ROBERTS CAPITOL, INC., a Florida corporation with a chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, QEP CALIFORNIA, INC., a California corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, (all of the foregoing are hereinafter collectively referred to as, the “Borrower”), BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION (“BOA”) and HSBC BANK USA, NATIONAL ASSOCIATION, successor-by-merger to HSBC BANK USA (“HSBC” and together with BOA, the “Lenders” and each individually a “Lender”), and BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION, with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut, 06033, as agent for the Lenders, (hereinafter referred to as the “Agent”).

PREAMBLE

WHEREAS, pursuant to that certain Second Amended and Restated Loan Agreement dated as of November 14, 2002 by and among the Borrower, the Lenders and the Agent (as amended and in effect from time to time, the “Loan Agreement”), the Lenders made, or agreed to make in the future, certain Loans to the Borrower;

WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Loan Agreement in order to, among other things, remove the Foreign Companies as Borrowers so that the only Borrowers are the companies listed above in the Preamble and collectively defined as the “Borrowers”, delete certain covenants, release certain Collateral of the Foreign Companies, and extend the Maturity Date of the Revolving Loan and the Mortgage Loan; and

WHEREAS, the Agent and the Lenders are willing to amend the Loan Agreement and waive such requirements subject to and in reliance upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and acknowledging that the Agent and the Lenders are relying upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein, Borrower, the Agent and the Lenders agree as follows:

I. Acknowledgments and Affirmations.

A. Borrower, the Agent and the Lenders acknowledge and agree that capitalized terms used herein and without definition shall have the meanings assigned to them in the Loan Agreement.

B. Borrower acknowledges and affirms that:

1. As of May 1, 2008, Borrower is legally and validly indebted to the Lenders under the Loan Agreement in the principal amount (including the face amount of outstanding Letters of Credit) of $20,744,894.24 with respect to the Revolving Loan, $0 with respect to the Term Loans, $0 with respect to the BV Loans and $1.795,714.86 (USD) with respect to the Mortgage Loan, plus interest, fees and charges accrued and accruing thereon and thereunder, and there is no defense, offset or counterclaim with respect to any such indebtedness or independent claim or action against the Agent or the Lenders.

2. Before giving effect to this Amendment, all indebtedness of Borrower to the Agent and the Lenders, whenever and however arising, is secured by a duly perfected, first priority security interest in the Collateral (or, in the case of QEP UK, Vitrex, Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA a second priority security interest in the Collateral which is and shall be junior only to the liens described in subsection III (ii) of the Fourth Amendment and Waiver Agreement dated as of March 31, 2005, by and between the Borrowers, the Lenders and the Agent).

C. Borrower represents and warrants that:

1. The resolutions previously adopted by the Board of Directors of each Borrower with respect to the Loan Agreement and provided to Lenders have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein.

2. Each Borrower has the corporate power and authority to enter into this Agreement and the transactions contemplated herein, and each Borrower has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein.

3. Except as amended by this Agreement, all representations, warranties and covenants contained in the Loan Agreement, and in the schedules and exhibits attached thereto, are true and correct on and as of the date hereof, are incorporated herein by reference and, with respect to each Borrower organized under the laws of any jurisdiction within the United States or Canada are hereby remade.

4. No Borrower is currently in default under the Loan Agreement, and, except as otherwise consented to in writing by the Agent and the Lenders, no condition exists or has occurred which would constitute a default thereunder but for the giving of notice or passage of time, or both.

D. The consummation of the transactions contemplated herein (a) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any Borrower’s articles of incorporation or bylaws, or any evidence of indebtedness, agreement or instrument of whatever nature to which any Borrower is a party or by which any of them is bound, (b) does not constitute a default under any of the foregoing, and (c) does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon any Borrower.

II. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

A. Section 1.1 is hereby amended by deleting the definitions of “Borrower”, “Borrowing Base”, “Foreign Companies, “Loans”, “Maturity Date”, “Note”, and “Revolving Advance” and replacing them with the following:

“Borrower” means that term as defined in the preamble to the Eleventh Amendment Agreement dated as of May 21, 2008.”

“Borrowing Base” means, at the relevant time of reference, the amount which is equal to (i) 85% of Eligible Accounts Receivable, plus (ii) the lesser of (a) the sum of (1) 44% of Eligible Raw Material Inventory of Q.E.P. Co., Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited and Roberts Capitol, Inc., plus (2) 65% of Eligible Finished Goods Inventory of Q.E.P. Co., Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited and Roberts Capitol, Inc., plus (3) 26% of Eligible Raw Materials Inventory of Boiardi Products Corporation, plus (4) 51% of Eligible Finished Goods Inventory of Boiardi Products Corporation or (b) $14,000,000, provided that the Required Lenders may, in their sole discretion, at any time and from time to time upon three (3) Business Days’ prior written notice (unless a Default or an Event of Default shall have occurred and be continuing, in which event no such notice shall be required), adjust the advance rates set forth within this definition of “Borrowing Base”.

“Foreign Companies” shall mean Roberts Japan KK, Roberts U.K. Limited, Roberts Deutschland GmbH, Roberts

S.A.R.L., Roberts Holland B.V., Q.E.P. Holding B.V., Q.E.P. Aust. Pty. Limited, Q.E.P. Chile Limitada, Q.E.P. Co., New Zealand Limited, Q.E.P. Zocalis S.R.L., Q.E.P. Co., U.K. Limited, Vitrex Limited, Roberts Mexicana, S.A. de C.V., P.R.C.I. SA, Q.E.P. HK Limited, Q.E.P. Co. Aust. Pty. Limited, Roberts Distribution S.A.R.L., Q.E.P. Roberts Ireland Limited, and Harmony Depot Shanghai Trading Company Limited.

“Loans” means the Revolving Advances and the Mortgage Loan made or to be made pursuant to this Agreement.

“Maturity Date” means, (i) in the case of the Revolving Credit Loan, May 20, 2011 and (ii) in the case of the Mortgage Loan, May 20, 2011, in each case or earlier as set forth in this Agreement.

“Notes” means collectively the Revolving Credit Notes and the Mortgage Notes.

“Revolving Advance” or “Revolving Advances” means that term as defined in Section 2.1(a).

B. Section 1.1 is hereby amended by deleting the definitions of “BV”, “BV Advance, “BV Advances”, “BV Borrowing Base”, “BV Loan”, “BV Note”, “BV Sublimit”, “Domestic Advances”, “Domestic Companies”, “Eligible BV Accounts Receivable”, “Excess Borrowing Base”, “Foreign Advances”, “Foreign Advance Note”, “Foreign Borrowing Base”, “Foreign Sublimit”, “Term Loan Commitment”, “2005 Term Loan” and “2005 Term Note”.

C. Section 2.1 (c) of the Loan Agreement is hereby deleted and replaced with the following:

(c) All Revolving Advances shall be evidenced by, and repaid with interest in accordance with one or more promissory notes of Borrower, each substantially in the form of Exhibit A hereto (each such promissory note is referred to herein as a “Revolving Credit Note”, and all such notes are collectively referred to as “Revolving Credit Notes”). The Revolving Credit Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Fourth Amendment Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. Borrower hereby authorizes each Lender to record on its Revolving Credit Note or in its internal computerized records the amount of each Revolving Advance and of each payment of principal received by such Lender on account of the Revolving Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Revolving Loan and shall be considered correct and binding on Borrower provided, however, that the failure to make such recordation with respect to any Revolving Advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Credit Note. With respect to the Revolving Loan, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a fee on the first day of each month and on the Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of the difference between the Revolving Loan Commitment and the average daily outstanding principal balance of the Revolving Loan for the prior one month period.

D. Sections 2.1A, 2.1B, and 2.2 are hereby deleted and each is replaced with “Intentionally Omitted”.

E. Section 2.3(a) of the Loan Agreement is hereby deleted and replaced with the following:

Section 2.3(a) Interest Provisions.

(a) Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to the Agent, on the outstanding and unpaid principal balances of the Revolving Loan, at a rate per annum equal to, at the option of Borrower, (i) the Prime Rate or (ii) the LIBOR Rate plus the LIBOR Spread (the “LIBOR Spread”) as set forth in the following table:

Fixed Charge Coverage Ratio	LIBOR SPREAD (Revolving Loan)
< 1.00	225 basis points

> 1.00 - < 1.30	200 basis points

> 1.30 - < 1.75	175 basis points

> 1.75 x	150 basis points

Changes in the LIBOR Spread resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a compliance certificate evidencing such change. If the Borrower shall fail to timely deliver a compliance certificate within five days of such certificate’s due date in accordance with Section 5.8(c) of this Agreement, the LIBOR Spread shall be 225 basis points from the day such certificate was due until the day a certificate evidencing a lower LIBOR Spread is actually delivered to the Lender. Each Revolving Advance shall be comprised entirely of a Prime Rate Advance or a LIBOR Rate Advance as Borrower may request pursuant to Section 2.4. Borrower shall not be entitled to request any Revolving Advance which, if made, would result in more than six (6) LIBOR Rate Advances outstanding hereunder at any time. For purposes of the foregoing, LIBOR Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Rate Advances. Each LIBOR Rate Advance shall be in a principal amount of $500,000 (or the equivalent in an Alternative Currency) or in $50,000 (or the equivalent in an Alternative Currency) increments in excess thereof.

F. Section 2.4(a) and 2.4(b) are hereby amended by deleting the phrases “or a BV Advance” and “or BV Advance” wherever they appear.

G. Section 2.5 is hereby amended by deleting the phrase “and BV Loans” wherever it appears.

H. Section 2.8 is hereby deleted and replaced with the following:

Section 2.8 Collection of Funds. All proceeds of notes, instruments, Inventory and Receivables of Borrower shall be collected into a lockbox account established by Borrower with the Agent pursuant to the Lockbox Agreement (the “Lockbox Account”). Promptly after the execution of this Agreement, Borrower shall direct each of its Account Debtors to make all payments to Borrower directly into the Lockbox Account. Borrower shall hold in trust for the Agent and immediately remit to the Agent by depositing the same into the Lockbox Account all checks, notes, cash and other proceeds of its Receivables as well as all proceeds from the sale of inventory, securities (other than securities issued by Borrower) and other Collateral and other cash receipts of every kind and nature (other than the proceeds of other borrowings expressly permitted by this Agreement). Borrower agrees that all payments received in the Lockbox Account will be the sole and exclusive property of the Agent. The Agent shall on the Business Day on which any payment is received into the Lockbox Account, and on a provisional basis until the final receipt of good funds, credit such payments to the principal amount of the outstanding Revolving Advances as a prepayment of such Revolving Advances. Any such provisional credit is subject to reversal if the final collection of a payment is not received by the Agent within five (5) Business Days following the initial receipt of such payment and will thereafter be credited when such payment is actually received in good funds. If at the time of any such credit there are no outstanding Revolving Advances such credit shall (i) if a Default or an Event of Default shall exist, be credited to a cash collateral account under the sole dominion and control of the Agent until such Default or Event of Default is cured by Borrower or waived by Agent or (ii) subject to the provisions of Section 2.2B(d), to amounts due on the Mortgage Loan, in each case in the inverse order of maturity, (iii) be applied to cash collateralize any outstanding Letters of Credit, or (iv) otherwise be made to Borrower’s regular account with Lender.

I. Section 2.17 is hereby deleted and replaced with the following:

Use of Proceeds. The proceeds of the Revolving Loans made hereunder shall be used by Borrower for Borrower’s short term working capital requirements. The proceeds of the Mortgage Loan were used to refinance existing mortgage debt of Borrower in favor of a third party lender. Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

J. Section 2.25 is hereby deleted and replaced with “Intentionally Omitted”.

K. Section 6.1 is hereby amended by adding the following new subsections thereto:

(f)	Liens on the assets of Roberts U.K. Limited, Q.E.P. Aust. Pty. Limited, Q.E.P. Co. New Zealand Limited, Q.E.P. Co. U.K. Limited, Vitrex Limited, and P.R.C.I. SA;

(g)	Liens on the assets of Foreign Companies listed on Schedule 6.1; and

(h)	Liens securing capitalized leases of Foreign Companies not to exceed an aggregate dollar amount of $500,000 at any time.

L. The following new Section 6.15 is added to the Loan Agreement:

“Section 6.15. Foreign Companies. Send or otherwise transfer funds to the Foreign Companies in an aggregate amount in excess of $500,000 in any calendar year, other than (i) intercompany trade transactions in the ordinary course of business and consistent with past practice, (ii) up to $300,000 to Harmony Trading; and (iii) to Roberts Mexicana S.A. de C.V. in amounts not to exceed (a) $350,000 for operations in any calendar year and (b) $150,000 for inventory purchasing in any calendar year.

M. Section 7.1 and 7.2 are hereby deleted and each is replaced with “Intentionally Omitted”.

N. Section 7.3 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.3 Leverage Ratio. Maintain as of the end of each quarter of the Borrower, a ratio of (i) Total Liabilities minus Subordinated Debt to (ii) Tangible Net Worth of not more than 3.75:1.00.

O. Section 7.4 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.4 Senior Debt to Trailing EBITDA Ratio. The Borrower shall maintain as of the end of each fiscal quarter of the Borrower, on a rolling four quarter basis, a ratio of (i) Senior Debt to (ii) trailing twelve-month Earnings Before Interest, Taxes, Depreciation and Amortization of not more than 4.00:1.00.

P. Section 7.7 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.7 Fixed Charge Coverage Ratio. The Borrower shall maintain, as of the end of each fiscal quarter of the Borrower, on a rolling four quarter basis, a ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus unfinanced Capital Expenditures minus all taxes paid during such period minus all dividends paid during such period, to (ii) Current Maturities of Long-Term Debt plus Interest Expense of not less than 1.15:1.00.

O. Schedule 1 to the Loan Agreement is hereby deleted and replaced with the following:

Borrowers:

Q.E.P. Co., Inc.

Q.E.P. – O’Tool, Inc.

Marion Tool Corporation

Roberts Consolidated Industries, Inc.

Roberts Holding International, Inc.

Roberts Company Canada Limited

Q.E.P. Stone Holdings, Inc.

Q.E.P. Zocalis Holdings L.L.C.

Q.E.P. California, Inc.

Boiardi Products Corporation

Roberts Capitol, Inc.

R. Schedule 2 to the Loan Agreement is hereby deleted and replaced with the following:

SCHEDULE 2

COMMITMENTS

Lender	Mortgage Loan Commitment		Revolving Loan Commitment	Total Commitment
Bank of America, N.A.	$1,077,428.92	(USD)	$17,400,000	$18,477,428.92
HSBC Bank USA, National Association	$718,285.94	(USD)	$11,600,000	$12,318,285.94

TOTAL	$1,795,714.86		$29,000,000	$30,795,714.86

III. Release of Certain Collateral. The Agent hereby releases the Collateral consisting of the assets of the Foreign Companies other than (i) any shares of capital stock or other ownership interest in a Foreign Company which are pledged to the Agent, and (ii) any such assets of any Foreign Company which secure indebtedness to the Agent or any Lender other than the Loans (it being understood and agreed that such assets shall continue to secure such other indebtedness but shall no longer secure the Loans), as more particularly set forth on Schedule 3.

IV. Conditions Precedent; Covenant

A. The effectiveness of this Agreement shall be subject to the prior satisfaction of each of the following conditions:

1. the Agent and the Lenders shall have received each of the following, in form and substance satisfactory to the Agent and its counsel:

(a) This Agreement, duly executed by Borrower;

(b) A certificate, dated as of the date of this Agreement, of the Secretary of Q.E.P. Co., Inc., certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the other documents to be delivered by it under this Agreement;

(c) Copies of all corporate action taken by Q.E.P. Co., Inc., including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower;

(d) A negative pledge agreement, duly executed by each Foreign Company;

(e) An amended and restated stock pledge agreement duly executed by the applicable Borrowers and/or Foreign Companies;

(f) An amendment and renewal fee of $30,000; and

(g) All other documents, instruments and agreements that the Agent and the Lenders shall reasonably require in connection with this Agreement, including without limitation those documents, instruments, and agreements required under previous amendments to the Loan Agreement which have not yet been delivered to the Agent and the Lenders.

B. On or prior to June 21, 2008, the Borrowers and, as applicable, the Foreign Companies, will deliver to the Lender:

(b) A certificate, dated as of the date of this Agreement, of the Secretary of each Borrower (other than Q.E.P., Co., Inc.) certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the other documents to be delivered by it under this Agreement:

(c) Copies of all corporate action taken by each Borrower (other than Q.E.P., Co., Inc.) and each Foreign Company, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement or, as applicable, the negative pledge agreement, and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower or Foreign Company.

V. Miscellaneous.

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (except its conflicts of laws provisions).

B. Upon the execution of this Agreement, the Loan Agreement is amended to the extent this Agreement amends the Loan Agreement. Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.

C. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:
Q.E.P. CO., INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

Q.E.P.-O’TOOL, INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

MARION TOOL CORPORATION

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

ROBERTS CONSOLIDATED INDUSTRIES, INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

ROBERTS HOLDING INTERNATIONAL INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

ROBERTS COMPANY CANADA LIMITED

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

Q.E.P. STONE HOLDINGS, INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

Q.E.P. ZOCALIS HOLDING, L.L.C.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

BOIARDI PRODUCTS CORPORATION

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

ROBERTS CAPITOL, INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

QEP-CALIFORNIA, INC.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Authorized Signatory Duly Authorized

Execution Version

AGENT:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION

By:	/s/ Deirdre Z. Sikora
Name:	Deirdre Z. Sikora
Title:	Vice President Duly Authorized

LENDERS:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION

By:	/s/ Deirdre Z. Sikora
Name:	Deirdre Z. Sikora
Title:	Vice President Duly Authorized

HSBC BANK USA, NATIONAL ASSOCIATION successor-by-merger to HSBC Bank USA

By:	/s/ Jose V. Mazariegos
Name:	Jose V. Mazariegos
Title:	Senior Vice President Duly Authorized

AMENDED AND RESTATED

STOCK PLEDGE AGREEMENT

THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (“Agreement”) made as of the 21st day of May, 2008 by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487 (“Q.E.P.”), ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton Florida 33487 (“Roberts Consolidated”), MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A Boca Raton, Florida 33487 (“Marion Tool”), Q.E.P. ZOCALIS HOLDING L.L.C., a Delaware limited liability company with a place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton Florida 33487 (“Zocalis” and together with Q.E.P., Roberts Consolidated, and Marion Tool, the “Borrower”), Q.E.P. Aust. Pty. Limited, an entity organized in Australia with a place of business at No. 2 Dunlopillo Drive, Dandenong, Victoria, Australia 3175 (“Q.E.P. Aust.”), Q.E.P. Co. U.K. Limited, an entity organized in England with its chief executive office in Everest Road, Lytham St. Annes, Lancashire FY8 3AZ (“Q.E.P. U.K.”), Vitrex Limited, an entity organized in England with its chief executive office and principal place of business at Everest Road, Lytham St. Annes, Lancashire FY8 3AZ (“Vitrex”), Q.E.P. Holding B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, Parrallelweg, The Netherlands (“Q.E.P. Holding”), Roberts Holland B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at Everest Road, Lytham St. Annes, Lancashire FY8 3AZ, (“Roberts Holland”), Roberts S.A.R.L., an entity organized in France with its chief executive office and principal place of business at 25 rue de la Gare, 78370 Plaisir, France (“S.A.R.L” and together with Q.E.P. Aust., Q.E.P. U.K., Vitrex, Q.E.P. Holding, and Roberts Holland, the “Foreign Pledgors” and the Foreign Pledgors together with the Borrower collectively, the “Pledgor”), BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION (the “Agent”) as agent for BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION (“BOA”) and HSBC BANK USA, NATIONAL ASSOCIATION successor-by-merger to HSBC BANK USA (“HSBC” and BOA together “Lender”).

WITNESSETH:

WHEREAS, Q.E.P. and certain of its affiliates and Fleet National Bank (“Assignor”) entered into a certain Amended and Restated Loan Agreement, dated as of October 21, 1997, as amended from time to time (the “Original Loan Agreement”), which was assigned by Assignor to the Fleet Capital Corporation (“Original Lender”) pursuant to an Assignment and Assumption Agreement dated as of November 30, 2000; and

WHEREAS, the Q.E.P. and the Original Lender previously entered into that certain Stock Pledge Agreement dated as of April 5, 2001 (the “Original Pledge Agreement”) in which Q.E.P. granted the Original Lender a security interest in the Pledged Collateral as provided in the Original Pledge Agreement; and

WHEREAS, the Original Loan Agreement has been amended and restated pursuant to that certain Second Amended and Restated Loan Agreement dated as of November 15, 2002 by and among the Borrower and certain of its affiliates, the Lender and the Agent (as amended and in effect from time to time, the “Loan Agreement”) and Pledgor, the Lender and the Agent, wish to amend and restate the Original Pledge agreement in its entirety;

WHEREAS, Pledgor owns, directly or indirectly, substantially all of the equity interests in the entities listed on Schedule A and Schedule B attached hereto (the “Entities”); and

WHEREAS, the obligation of the Lender to enter into that certain Eleventh Amendment to the Loan Agreement dated as of the date hereof and to make loans or extensions of credit or furnish financial accommodations to the Borrower is subject to the condition, among others, that the Pledgor shall execute and deliver this Agreement amending and restating in its entirety the Original Pledge Agreement and granting the security interest hereinafter described;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is acknowledged, it is hereby agreed as follows:

I. Definitions; Rules of Interpretation. The following additional terms, as used herein, have the respective meanings set forth below:

“Affiliate” shall mean any Person controlling, controlled by or under common control with another Person.

“Associate” shall have the meaning ascribed to such term in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Default” shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Event of Default” shall mean any default hereunder or under the Loan Agreement, and any other Event of Default as defined in any one or more of the Financing Documents.

“Financing Documents” means any and all documents evidencing, securing or relating to the Obligations.

“Lien” or “Liens” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a security agreement, mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Obligations” shall mean all indebtedness, advances, obligations and liabilities of every kind and description now or in the future owing by Borrower to Lender under the Financing Documents or otherwise, whether direct or indirect, joint or several, absolute or contingent; due or to become due.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pledged Collateral” shall mean (a) the Shares, (b) all income and profits on the Shares, including all interest, dividends, and other payments and distributions with respect to the Shares, including without limitation promissory notes, other instruments, distributions in connection with total or partial liquidation or dissolution of the Entities and distributions in connection with a reduction of capital, capital surplus or paid-in-surplus of the Entities, (c) all proceeds of the foregoing, and (d) all other rights and privileges with respect to the Shares.

“Security Interest” shall mean the pledge and security interest granted by Pledgor under this Agreement.

“Shares” shall mean (a) one hundred percent (100%) of the equity interests in the Entities formed under the laws of any jurisdiction in the United States of America or Canada, and sixty-five percent (65%) of the equity interests in the Entities formed under the laws of any jurisdiction outside of the United States of America or Canada, (b) all substitutions and replacements thereof, (c) all warrants, options and rights (if any) for the purchase of equity interests in the Entities, and (d) any additional equity interests in or capital stock of the Entities required to be pledged and delivered to Lender pursuant to Section 9 hereof.

This Agreement shall be governed by the following rules of interpretation: The use of any gender shall include all genders. The singular number shall include the plural and the plural the singular as the context may require. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. The words “include,” “including,” and “such as” shall each be construed as if followed by the phrases “without being limited to.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section hereof unless expressly so stated. The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

II. Pledge. The Pledgor hereby pledges and grants a security interest to Lender in the Pledged Collateral, now existing and hereafter arising or acquired, as security for the payment and performance of the Obligations.

III. Delivery of the Shares. The Shares have been previously delivered to the Lender accompanied by duly executed instruments of transfer, or assignment in blank, with signatures appropriately guaranteed, accompanied by any required transfer tax stamps, all in form and substance satisfactory to Lender. Lender may at any time in its discretion, without notice to the Pledgor, transfer or register in the name of the Lender or any of its nominees any or all of the Shares.

IV. Representations and Warranties. The Pledgor represents and warrants that:

A. The Pledgor owns all of the Pledged Collateral, free and clear of any Liens other than the Security Interest. The equity interests shown on Schedule A, are all of the Pledged Collateral. All of such equity interests have been duly authorized and validly issued, are fully paid and non-assessable, and none of such equity interests are subject to options to purchase or similar rights of any Person. The remaining equity interests of the Entities formed under the law of any jurisdiction outside the United States of America or Canada are set forth on Schedule B.

B. There are no restrictions upon the voting rights or upon the transfer of any of the Shares other than as may appear on the face of the certificates evidencing the Shares or as provided under applicable state, federal or foreign securities laws. The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any encumbrances. The Pledgor is not a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Shares with respect thereto.

C. Lender has a valid perfected first priority security interest in all of the Pledged Collateral, subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or authority is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interest.

V. Authority. The Pledgor hereby appoints the Lender as its attorney-in-fact to arrange, at Lender’s option, for the transfer upon, or at any time after, the existence or occurrence of an Event of Default, of the Pledged Collateral on the books of the Pledgor or on the books of each of the Entities to the name of the Lender or to the name of the Lender’s nominee.

VI. Certain Restrictions. Neither the Pledgor nor any Affiliate or Associate of the Pledgor shall sell, transfer or grant any rights with respect to any equity interests in the Entities or any subsidiary of the Entities without the prior written consent of Lender.

VII. Voting Rights; Dividends.

A. During the term of this Agreement, and so long as there shall not occur a Default or an Event of Default:

1. the Pledgor shall have the right to vote the Shares on all corporate questions for all purposes not inconsistent with the terms of this Agreement or the Financing Documents and, to that end, if Lender transfers the Shares into its name or the name of its nominee, Lender shall, upon the request of the Pledgor, unless a Default or an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to the Pledgor proxies with respect to the Shares; and

2. the Pledgor may receive and retain any and all dividends or other distributions paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and (C) cash paid, payable or otherwise distributed in any permitted redemption of, or permitted exchange of, any Pledged Collateral, shall be, and shall forthwith be delivered to or at the direction of the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to or at the direction of the Lender in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations;

B. Upon the occurrence of an Event of Default:

1. the Lender shall thereafter be entitled to exercise all voting powers pertaining to the Shares and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever, and the Pledgor, forthwith upon the request of the Lender, shall secure (if not already secured by the Lender) executed resignations of the officers and directors of the Pledgor and of the Entities in order that the Lender may elect the officers and directors of the Pledgor and of the Entities designated by Lender; and

2. all rights of the Pledgor to receive the dividends, payments or other distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii), shall cease, and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

3. all dividends and interest payments which are received by the Pledgor contrary to the provisions of this Section 7 shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Lender as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by or on behalf of the Lender as Pledged Collateral and as further collateral security for the Obligations.

VIII. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents to the Lender that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Lender may, upon or at any time after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

IX. Shares Adjustments; Warrants and Rights; Dividends. In the event that, during the term of this Agreement, (a) any stock dividend, reclassification, recapitalization, readjustment or other change is declared or made in the capital structure of the Pledgor or of any of the Entities, (b) any option included within the Pledged Collateral is exercised, (c) the Pledgor or any of the Entities issue any additional or substitute shares of its capital stock, (d) subscription rights, options, warrants or any other rights shall be issued or exercised in connection with the Pledged Collateral, or (e) if the Pledgor shall otherwise receive or be entitled to receive any (i) shares of capital stock of any of the Entities, (ii) promissory note or other instrument by virtue of its being or having been an owner of any Pledged Collateral, (iii) payment of dividends or other distribution payable in cash or in securities or other property (but only to the extent permitted under subparagraph 7(ii) hereof), or (iv) payment of dividends or other distribution in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, all such shares, promissory notes, instruments, options, warrants, rights, dividends, payments or distributions and all new stock or other securities so acquired by the Pledgor as a result of any of the foregoing, shall be immediately pledged and assigned by the Pledgor to the Lender and immediately delivered to and held by Lender under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder; and in the event that the Pledgor shall receive such shares, promissory notes, instruments, options, warrants, rights, dividends, payments or distributions, the same shall be held in trust for the benefit of the Lender, and the Pledgor shall segregate them from the Pledgor’s other property and shall deliver the same forthwith to or at the direction of the Lender in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by or on behalf of the Lender as Pledged Collateral. Nothing contained in this Section shall be deemed to permit any issuance of stock, subscription rights, options, warrants or any other rights, or any stock dividend, reclassification, readjustment or other change in the capital structure of the Pledgor or of any of the Entities which is not expressly permitted in the Financing Documents.

X. Registration. In the event that Lender determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar Federal or State Law, or if such registration or compliance is required with respect to the securities included in the Pledged Collateral prior to the sale thereof by Lender, upon or at any time after the occurrence of an Event of Default, the Pledgor will use its best efforts to cause such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the option of the Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorneys’ and accountants’ fees and expenses, in connection therewith.

XI. Default.

A. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have, in addition to any other rights given by law or the rights hereunder or in the Financing Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code. In addition, with respect to the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of the Lender, the Lender may sell the Pledged Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit (without assumption of any credit risk) or for future delivery, and at such price or prices as the Lender may deem satisfactory. Lender may be the purchaser of any or all of the Pledged Collateral so sold at any public sale (or, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).

B. The Pledgor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral or any other securities constituting Pledged Collateral and that the Lender may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Lender is authorized, in connection with any sale of the Pledged Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Shares, (ii) to cause to be placed on certificates for any or all of the Shares or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Lender deems necessary or advisable in order to comply with said Act or any other law. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933.

C. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any sale hereunder may be made in compliance with law.

D. Upon any sale hereunder the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser at such sale shall hold the Pledged Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which they have or may have under any law now existing or hereafter adopted.

E. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is sent to the Lender in conformity with Section 23 hereof, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The notice (if any) of any sale hereunder shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate parcels, as the Lender may determine. The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may again be sold upon like notice. The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest granted under this Agreement and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

XII. Proceeds of Dispositions; Expenses. The Pledgor shall pay to the Lender on demand any and all expenses, including court costs and reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights under or in respect of any of the Pledged Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Pledged Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by the Uniform Commercial Code of the State of Connecticut, any excess shall be returned to the Pledgor.

XIII. Waivers. The Pledgor hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances or other financial assistance by the Lender to any Borrowers under the Financing Documents or under any other agreement, note, document or instrument now or at any time or times hereafter executed by any of the Borrowers and delivered to the Lender. The Pledgor further waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices and demands of any description to which the Pledgor might otherwise be entitled except as herein otherwise expressly provided. The Pledgor further waives all defenses based upon suretyship or impairment of collateral. The Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Pledged Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Pledged Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successfully or concurrently at such time or at such times as the Lender deems expedient.

XIV. Consent. The Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from the Pledgor, any other security at any time held by or available to the Lender for any of the Obligations or any other security at any time held by or available to the Lender for any obligation of any other person, firm or corporation secondarily or otherwise liable for any of the Obligations, may be exchanged, surrendered or released and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing. Without limiting the generality of the foregoing, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment on any Obligation, and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable.

XV. Limitation of Lender’s Duty. Lender shall have no duty with respect to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee, other than the duty to use reasonable care in the safe custody thereof. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary as to (a) the collection or protection of the Pledged Collateral, (b) the preservation of rights in Pledged Collateral against any other parties, (c) or the preservation of any other rights. Lender may take such steps at its option, but all expenses incurred in connection therewith shall be for the sole account of the Pledgor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession or control if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Lender in good faith.

XVI. Term. This Agreement shall remain in full force and effect until all of the Obligations have been fully paid and satisfied.

XVII. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Lender and its respective successors and assigns, and the transferees and holders of any of the Obligations. This Agreement may be sold, assigned and transferred to any other person, firm, association or corporation to whom any of the Obligations may be sold, assigned, transferred and when so sold, assigned, negotiated or transferred this Agreement shall apply to, and the Pledged Collateral shall secure, any credit given, loans or advances made or financial assistance otherwise extended at any time or from time to time by such assignee to Borrower and any notes, mortgages, conditional sale contracts, security agreements or other forms of obligations and all other debts, obligations and liabilities then or thereafter existing, direct or indirect, absolute or contingent, howsoever evidenced and without limitation as to amount, of the Borrower to such assignee and transferee, and any renewal or extensions thereof, as if such assignee or transferee had been the original Lender hereunder.

XVIII. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

XIX. Service of Process; Consent to Jurisdiction

A. The Pledgor represents, warrants and covenants that the Pledgor is subject to service of process in the State of Connecticut and that the Pledgor will remain subject to such service of process so long as any of the Obligations is outstanding. If for any reason the Pledgor should not be subject to such service of process, the Pledgor hereby designates and appoints, without power of revocation, the Connecticut Secretary of State as the Pledgor’s agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Pledgor as a result of the Pledgor’s obligations under this Agreement.

B. The Pledgor irrevocably (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Connecticut or the courts of the United States located in such state; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (iii) waives any objection which the Pledgor may have to the laying of venue of any such suit, action or proceeding in any of such courts. For such time as any of the liabilities is outstanding, the Pledgor’s agent designated in Section 19(a) hereof shall accept and acknowledge on the Pledgor’s behalf services of any and all process in any such suit, action or proceeding brought in any such court. The Pledgor agrees and consents that any such services of process upon such agent and written notice of such service to the Pledgor by registered mail shall be taken and held to be valid personal service upon the Pledgor and that any such service of process shall be of the same force and validity as if services were made upon the Pledgor according to the laws governing the validity and requirements of such service in such state, and waives all claim of error by reason of any such service.

XX. Prejudgment Remedies. THE PLEDGOR AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES WITH RESPECT TO ALL RIGHTS OF CREDITORS TO PROPERTY UNDER CONNECTICUT LAW, ANY RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES LENDER’S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST LENDER’S ATTORNEY WHICH MAY ARISE OUT OF SUCH ISSUANCE OF THE WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER.

XXI. Waiver of Jury Trial. PLEDGOR HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF DEBTOR’S CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. The Pledgor (a) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the LSA and the other Financing Agreements to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this Section 21.

XXII. Further Assurances. The Pledgor agrees that it will cooperate with the Lender and, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, assignments, documents, agreements and instruments as the Lender may require more completely to vest in and assure to the Lender its rights hereunder or in any of the Pledged Collateral. Without limiting the generality of the foregoing, Pledgor shall execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, documents and resignations of officers and directors, as the Lender may request from time to time in order to carry out the provisions and purposes hereof.

XXIII. Notices. Any notice or other communication required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified as provided in the Loan Agreement, or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PLEDGOR:
Q.E.P. CO., INC.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

ROBERTS CONSOLIDATED INDUSTRIES, INC.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

MARION TOOL CORPORATION

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Q.E.P. ZOCALIS HOLDING L.L.C.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Q.E.P. Aust. Pty. Limited

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Q.E.P. Co. U.K. Limited

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Vitrex Limited

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Q.E.P. Holding B.V.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Roberts Holland B.V.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

Roberts S.A.R.L.

By	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory Duly Authorized

AGENT:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION as agent for itself and HSBC Bank USA, National Association

By:	/s/ Deirdre Z. Sikora
Name:	Deirdre Z. Sikora
Its:	Vice President
Duly Authorized

Schedule A

List of all of the equity interests that make up the Pledged Collateral:

Pledgor	Pledged Collateral
Q.E.P. Co., Inc.

100% of Q.E.P. Co., Inc.’s equity interests in the following entities:

1.      Roberts Consolidated Industries Inc., a Delaware corporation

2.      American Trowel and Float Co. Inc. (inactive)

3.      Q.E.P. Andrews, Inc. (inactive)

4.      Marion Tool Corporation (Inactive), an Indiana corporation

5.      Q.E.P. TradeMates Pty., Ltd., (inactive)

6.      Q.E.P. Stone Holdings Inc., a Florida corporation

7.      Boiardi Products Corporation, an Ohio corporation

8.      Q.E.P. Nevada, Inc. (Inactive), a Nevada entity

9.      Q.E.P.-O’Tool, Inc. (Inactive), a California corporation

10.    QEP-California, a California corporation

11.    Q.E.P. Zocalis Holding L.L.C., a Delaware limited liability company

65% of Q.E.P. Co., Inc’s equity interests in the following entities:

1.      Q.E.P. Chile Limitada, a Chilean entity

2.      Q.E.P. Roberts Mexicana, S.A. DE C.V., a Mexican entity

3.      Q.E.P. Co. New Zealand Limited, a New Zealand entity

4.      P.R.C.I. SA, a French entity

5.      Q.E.P. Co., HK Limited, a Hong Kong entity,

6.      Harmony Depot Trading Shanghai Company Limited, a Chinese entity, (WFOE: Limited liability corporation)

7.      Q.E.P. Aust. Pty. Limited (Australia)

8.      Q.E.P. Co. U.K. Limited, a United Kingdom Company

9.      Q.E.P. Holding B.V., a Holland entity

Roberts Consolidated Industries, Inc.

100% of Roberts Consolidated Industries, Inc.’s equity interests in the following entities:

1.      Roberts Company Canada Limited, a Canadian corporation

2.      Roberts Capitol, Inc., a Florida corporation

3.      Roberts Holding International Inc., a Delaware corporation

65% of Roberts Consolidated Industries., Inc.’s equity interests in the following entities:

1.      Roberts Japan KK (Inactive)

Marion Tool Corporation	100% of Westpoint Foundry, Inc. (Inactive), an Indiana corporation

Q.E.P. Zocalis Holding L.L.C	65% of Zocalis S.R.L. (Argentina)

Q.E.P. Aust. Pty. Limited	65% of Q.E.P. Co. Aust. Pty. Limited (Australia)

Q.E.P. Co. U.K. Limited	65% of Vitrex Limited, a United Kingdom Company

Vitrex Limited	65% of Roberts U.K., Limited, a United Kingdom entity

Q.E.P. Holding B.V.	65% of Roberts Holland B.V. (Holland)

Roberts Holland B.V.

65% of Roberts Holland B.V.’s equity interests in:

1.      Roberts S.A.R.L. (Inactive), a French entity

2.      Roberts Germany GmbH (Inactive), a German entity

3.      Q.E.P. Roberts Ireland Limited, an Ireland entity

Roberts S.A.R.L.	65% of Roberts Distribution S.A.R.L. (Inactive), a French entity

Schedule B

List of all the equity interests which make up the non-pledged collateral broken down by ownership

Entity	Percentage Interest	Owner
Q.E.P. AUST. PTY. LIMITED, an Australian entity	35%	100% owned by Q.E.P. Co., Inc.
Q.E.P, CO. AUST. PTY. LIMITED (Inactive), an Australian entity	35%	100% owned by Q.E.P. AUST. PTY. LIMITED, an Australian entity
Q.E.P. Holding B.V., a Holland entity	35%	100% owned by Q.E.P. Co., Inc.
Roberts Holland B.V.,	35%	100% owned by Q.E.P. Holding B.V.
Roberts S.A.R.L. (Inactive), a French entity	35%	100% owned by Roberts Holland B.V.
Roberts Distribution S.A.R.L. (Inactive), a French entity	35%	100% owned by Roberts S.A.R.L.
Roberts Germany GmbH (Inactive), a German entity	35%	100% owned by Roberts Holland B.V.
Q.E.P. Roberts Ireland Limited, an Ireland entity	35%	100% owned by Roberts Holland B.V.
Q.E.P. Co. New Zealand Limited, a New Zealand entity	35%	100% owned by Q.E.P. Co., Inc.
Q.E.P. Co. U.K. Limited, a United Kingdom Company	35%	100% owned by Q.E.P. Co., Inc.
Vitrex Limited, a United Kingdom Company	35%	100% owned by Q.E.P. Co. U.K. Limited
Roberts U.K., Limited, a United Kingdom entity	35%	100% owned by Q.E.P. Co. U.K. Limited
Roberts Mexicana, S.A. de C.V., a Mexican entity	35%	100% owned by Q.E.P. Co, Inc.
Q.E.P. Co., HK Limited, a Hong Kong entity	35%	100% owned by Q.E.P. Co, Inc.
Harmony Depot Trading Shanghai Company Limited, a Chinese entity, (WFOE: Limited liability corporation)	35%	100% owned by Q.E.P. Co, Inc.
P.R.C.I. SA, a French entity	35%	100% owned by Q.E.P. Co, Inc.
Q.E.P. Chile Limitada, a Chilean entity	35%	100% owned by Q.E.P. Co, Inc.
Zocalis S.R.L, an Argentinean entity	35%	95% of the total stock of Zocalis S.R.L. or more is owned by Q.E.P. Zocalis Holding L.L.C and 5% or less of the total stock is owned by Lewis Gould.

Execution Version

NEGATIVE PLEDGE AGREEMENT

This AGREEMENT made as of the 21st day of May, 2008, by and among Roberts Japan KK, an entity organized in Japan with its chief executive office and principal place of business at 1001 Broken Sound Parkway NV, Suite A, Boca Raton, Florida 33487, Roberts Deutschland GmbH, an entity organized in Germany with its chief executive office and principal place of business at Everest Road, Lytham St. Annes, Lancashire FY8 3AZ, Q.E.P. Holdings B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at Everest Road, Lytham St. Annes, Lancashire FY8 3AZ, Q.E.P. Chile Limitada, an entity organized in Chile with a place of business at San Gerardo 731, Comuna de Recoleta, Santiago, Chile, Zocalis S.R.L., an entity organized in Argentina with its chief executive office and principal place of business at 1607 Villa Adelina, Buenos Aries, Argentina, Q.E.P. Roberts Mexicana, S.A. de C.V., an entity organized in Mexico with its chief executive office and principal place of business at Poniente 152, numero 935, Colonia Industrial Vallejo, C.P. 02300, Mexico, D.F. and Harmony Depot Trading Shanghai Company Limited, a Chinese limited liability company with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 3348, Roberts Holland B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at Everest Road, Lytham St. Annes, Lancashire FY8 3AZ, Q.E.P. CO., HK Limited, an entity organized in China with its chief executive office and principal place of business at Cross Region Plaza, Suite 16A, 899 Lingling Road, Shanghai, China 200030, (individually each a “Foreign Company” and collectively the “Foreign Companies”) and Bank of America, N.A., successor in interest to Fleet Capital Corporation, as Agent for itself and HSBC Bank, USA, National Association (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Foreign Companies are foreign direct and indirect subsidiaries of Q.E.P. Co., Inc., a Delaware corporation (“QEP”) party to that certain Second Amended and Restated Loan Agreement dated as of November 14, 2002 (as amended and in effect from time to time, the “Loan Agreement”) by and among QEP and certain subsidiaries named in the Purchase Agreement (QEP and such subsidiaries together “Borrower”) Bank of America, N.A. and HSBC Bank USA, National Association, successor by merger to HSBC Bank USA (collectively the “Lenders”), and the Agent, pursuant to which the Lenders made, subject to the terms and conditions of the Loan Agreement, certain loans or otherwise extended credit or provided financial accommodations to the Borrower as set forth in the Loan Agreement (hereinafter the “Loans”); and

WHEREAS, Borrower has requested that the Loan Agreement be amended by delivery of that certain Eleventh Amendment Agreement dated as of the date hereof in order to, among other things, remove the Foreign Companies as Borrowers and release certain Collateral of the Foreign Companies; and

WHEREAS, as a condition precedent to its making the changes set forth in the Amendment and a condition therefor, the Agent has required, and each Foreign Company has agreed, that each Foreign Company shall not encumber in any way any of its assets (collectively, “Assets”); and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

1. Each Foreign Company represents and warrants to, and covenants with, Agent that, as of the date hereof, its Assets are not subject to any pledge, lien, security interest, charge or encumbrances except (i) in favor of the Agent or (ii) as set forth in Schedule A.

2. Each Foreign Company agrees from the date hereof, during the term of the Loans, not to sell or transfer its Assets or create, assume or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or other charges of any kind upon its Assets, except (i) to the extent permitted by Section 6.1 (f), (g), or (h) of the Loan Agreement, (ii) with the prior written consent of the Agent, which may be given or withheld in its sole discretion, or (iii) transactions in the ordinary course of business.

3. Each Foreign Company agrees from the date hereof, during the term of the Loans, not to grant a negative pledge agreement or any other instrument similar to this Negative Pledge Agreement to any other entity other than the Agent with respect to its Assets.

4. QEP agrees to cause each Foreign Company to comply with the terms of this Agreement and further agrees that any failure by it or by any Foreign Company to comply with the terms hereof shall constitute an Event of Default (as defined in the Loan Agreement).

5. EACH FOREIGN COMPANY IRREVOCABLY WAIVES ALL OF ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST IT IN RESPECT OF THIS DOCUMENT.

6. This Agreement shall inure to, and be binding upon, the parties hereto and their successors and assigns.

7. If all sums and indebtedness owing under the Loans shall be fully and indefeasibly paid in cash, the right of the Borrowers to request advances terminated, and all other obligations, agreements and provisions in the documents evidencing, securing or otherwise relating to the Loans are fully kept and performed, then this Agreement shall become null and void, otherwise to remain in full force and effect.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles.

9. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

[signature page to follow]

Execution Version

IN WITNESS WHEREOF, the Company and the Purchaser have each caused this Agreement to be executed and delivered as an instrument under seal as of the day and year first above written.

AGENT:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION, as Agent

By:	/s/ Deirdre Z. Sikora
Name:	Deirdre Z. Sikora
Title:	Vice President

FOREIGN COMPANIES:

ROBERTS JAPAN KK

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

ROBERTS DEUTSCHLAND GMBH

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

Q.E.P. HOLDING B.V.,

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

Q.E.P. CHILE LIMITADA

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

ZOCALIS S.R.L.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

Q.E.P. ROBERTS MEXICANA, S.A. DE C.V.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

HARMONY DEPOT TRADING SHANGHAI COMPANY LIMITED

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

ROBERTS HOLLAND B.V.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

Q.E.P. Co., HK LIMITED

By:	/s/ Lewis Gould
Name:	Lewis Gould
Its:	Authorized Signatory

Schedule A

As to any Foreign Company, as such defined in the Agreement, we are aware of only two capital leases of de minimis amounts.